Exhibit (e) (vi) under Form N-1A
                                       Exhibit 1 (iii) under Item 601/Reg. S-K



                                  Exhibit C
                                    to the
                            Distributor's Contract

                             The Huntington Funds
                                 Trust Shares

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                      FUNDS                        DATE ADDED TO CONTRACT
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Huntington Dividend Capture Fund                      December 1, 2001
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Huntington Fixed Income Securities Fund               December 1, 2001
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Huntington Florida Tax-Free Money Fund                December 1, 2001
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Huntington Growth Fund                                December 1, 2001
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Huntington Income Equity Fund                         December 1, 2001
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Huntington Intermediate Government Income Fund        December 1, 2001
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Huntington International Equity Fund                  December 1, 2001
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Huntington Macro 100 Fund                              April 30, 2004
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Huntington Michigan Tax-Free Fund                     December 1, 2001
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Huntington Mid Corp America Fund                      December 1, 2001
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Huntington Money Market Fund                          December 1, 2001
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Huntington Mortgage Securities Fund                   December 1, 2001
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Huntington New Economy Fund                           December 1, 2001
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Huntington Ohio Municipal Money Market Fund           December 1, 2001
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Huntington Ohio Tax-Free Fund                         December 1, 2001
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Huntington Rotating Markets Fund                      December 1, 2001
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Huntington Short/Intermediate Fixed Income            December 1, 2001
Securities Fund
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Huntington Situs Small Cap Fund                        August 1, 2002
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Huntington U.S. Treasury Money Market Fund            December 1, 2001
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      As of the 16th day of February, 2005, the following provisions are hereby incorporated and made part of the Distributor's Contract dated December 1, 2001 and as amended, between The Huntington Funds ("Investment Company") and Edgewood Services, Inc. ("Edgewood"), the Investment Company executes and delivers this Exhibit with respect to the Trust Shares of the Funds set forth above.

1.    The Investment Company hereby appoints Edgewood to engage in activities principally intended to result in the sale of Trust Shares of the above-listed Funds ("Shares"). Pursuant to this appointment, Edgewood is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Investment Company and to provide, or cause others to provide, shareholder services with respect to those Shares that are held by their respective customers from time to time.

2.    Edgewood, as the agent of the Investment Company, will direct the disbursement out of the Investment Company's assets of a monthly shareholder services fee to Financial Institutions to be computed at the annual rate of 0.25% of average aggregate net asset value of Trust Shares held during the month.

   Witness the due execution hereof this 16th day of February, 2005.


I.    THE HUNTINGTON FUNDS          EDGEWOOD SERVICES, INC.



By:  /s/ George M. Polatas          By:  /s/ Charles L. Davis. Jr.
   ------------------------------      --------------------------------
Name: George M. Polatas             Name: Charles L. Davis, Jr.
Title:             Vice President         Title:      Vice President